FOR IMMEDIATE RELEASE
Contact: Andrew Gordon, President & CEO
Telephone: (718) 832-0800

Coffee Holding Co., Inc. Reports Third Quarter and Nine Month Earnings

BROOKLYN, New York - September 7, 2006. Coffee Holding Co., Inc. (AMEX:JVA) today announced its operating results for the three and nine months ended July 31, 2006. In this release, the Company:

•	Reports sales growth of 10.0% for the quarter and 30.0% for the nine month period;

•	Reports a $627,000 increase in net income for the quarter and a $138,000 decrease in net income for the nine month period; and

•	Reports net income of $0.03 per share for the quarter and $0.08 per share for the nine months ended July 31, 2006.

Net sales totaled $11.9 million for the three months ended July 31, 2006, an increase of $1.1 million, or 10.0%, from $10.8 million for the quarter ended July 31, 2005. Net sales for the nine months ended July 31, 2006 equaled $37.7 million, an increase of $8.7 million, or 30.0%, from $29.0 million during the nine months ended July 31, 2005. The increase in net sales for the three and nine month periods was due to an increase in pounds of coffee sold due to increased sales of the Company’s private label, branded and specialty green coffees.

Net income was $179,000, or $0.03 per share, for the three months ended July 31, 2006 compared to a net loss of $448,000, or ($0.08) per share, for the three months ended July 31, 2005. The increase in net income primarily reflects an increase in gross profit and decreased operating expenses. Net income decreased by $138,000 to $415,000, or $0.08 per share for the nine months ended July 31, 2006 compared to $553,000, or $.12 per share, for the nine months ended July 31, 2005. The decrease in net income reflects increased cost of sales and lower margins on the Company’s branded and private label products due to market conditions. A loss by the Company’s Café La Rica joint venture also negatively impacted net income for the three and nine month periods ended July 31, 2006.

“Although outside market conditions and the overall economic landscape continue to present challenges, we are pleased with our quarterly results,” said Andrew Gordon, President and Chief Executive Officer. “Our second quarter results were unacceptable therefore it was important to return to profitability this quarter. The fact that we did so in what traditionally has been our toughest quarter gives me confidence going forward that we are sticking to the game plan and getting the job done.”

“Since the Café La Rica joint venture is a start-up operation that has been in existence for only a few months, we are not surprised or concerned by its early results which negatively impacted our earnings. Rather, we are pleased that our Florida sales numbers are significantly higher and that our leading brand Café Caribe can now be found on the shelves of every major grocery chain in the state. This had been one of our goals from both the outset of our initial public offering and the formation of the joint venture.”

About Coffee Holding

Coffee Holding is a leading integrated wholesale coffee roaster and dealer in the United States and one of the few coffee companies that offers a broad array of coffee products across the entire spectrum of consumer tastes, preferences and price points. Coffee Holding has been a family operated business for three generations and has remained profitable through varying cycles in the coffee industry and the economy. The Company’s private label and branded coffee products are sold through the United States, Canada and abroad to supermarkets, wholesalers, and individually owned and multi unit retail customers.

Any statements that are not historical facts contained in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is possible that the assumptions made by management for purposes of such statements may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. Such statements may involve risks and uncertainties, including but not limited to those relating to product demand, pricing, market acceptance, the effect of economic conditions, intellectual property rights, the outcome of competitive products, risks in product development, the results of financing efforts, the ability to complete transactions, and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. The Company undertakes no obligation to update or revise any forward-looking statement for events or circumstances after the date on which such statement is made.

COFFEE HOLDING CO., INC.
CONDENSED BALANCE SHEETS
JULY 31, 2006 AND OCTOBER 31, 2005

	July 31, 2006	October 31, 2005
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$3,039,506	$735,468
Due from brokers	3,170,874	2,994,394
Accounts receivable, net of allowance for doubtful accounts of $425,770 and $420,349 for 2006 and 2005, respectively	5,067,933	5,159,576
Inventories	4,214,884	4,496,578
Prepaid expenses and other current assets	568,832	284,170
Deferred tax asset	245,000	318,600
TOTAL CURRENT ASSETS	16,307,029	13,988,786

Property and equipment, at cost, net of accumulated depreciation of $4,056,485 and $3,727,524 for 2006 and 2005, respectively	2,208,631	2,379,952
Investment in joint ventures	614,394	-
Deposits and other assets	366,669	176,575
TOTAL ASSETS	$19,496,723	$16,545,313

- LIABILITIES AND STOCKHOLDERS' EQUITY -
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$4,625,829	$4,431,577
Line of credit borrowings	3,562,549	1,063,167
Current portion of obligations under capital lease	-	1,329
Income taxes payable - current	-	218,864
TOTAL CURRENT LIABILITIES	8,188,378	5,714,937

Deferred compensation payable	225,669	135,054
Income taxes payable - deferred	26,200	53,700
TOTAL LIABILITIES	8,440,247	5,903,691

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, par value $.001 per share; 10,000,000 shares authorized; none issued	-	-
Common stock, par value $.001 per share; 30,000,000 shares authorized, 5,529,830 shares issued and outstanding for 2006 and 2005, respectively	5,530	5,530
Additional paid-in capital	7,327,023	7,327,023
Retained earnings	3,723,923	3,309,069
TOTAL STOCKHOLDERS' EQUITY	11,056,476	10,641,622
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,496,723	$16,545,313

COFFEE HOLDING CO., INC.
CONDENSED STATEMENTS OF OPERATIONS
NINE AND THREE MONTHS ENDED JULY 31, 2006 AND 2005
(Unaudited)

	Nine Months Ended July 31,		Three Months Ended July, 31

	2006	2005	2006	2005
NET SALES	$37,714,354	$29,016,190	$11,858,581	$10,782,680

COST OF SALES	32,584,566	23,657,607	9,916,930	9,749,222

GROSS PROFIT	5,129,788	5,358,583	1,941,651	1,033,458

OPERATING EXPENSES:
Selling and administrative	3,916,707	3,801,669	1,414,412	1,420,090
Bad debt expense	5,421	270,000	5,421	270,000
Officers' salaries	408,155	399,271	135,975	135,975
TOTALS	4,330,283	4,470,940	1,555,808	1,826,065

INCOME (LOSS) FROM OPERATIONS	799,505	887,643	385,843	(792,607)

OTHER INCOME (EXPENSE)
Interest income	90,907	25,426	33,618	18,219
Equity in loss of joint venture	(74,611)	-	(69,289)	-
Interest expense	(80,951)	(88,130)	(42,726)	(24,908)
	(64,655)	(62,704)	(78,397)	(6,689)

INCOME (LOSS) BEFORE INCOME TAXES	734,850	824,939	307,446	(799,296)

(Provision) benefit for income taxes	(319,996)	(272,179)	(127,996)	351,421

NET INCOME (LOSS)	$414,854	$552,760	$179,450	$(447,875)

Basic and diluted earnings (loss) per share	$.08	$.12	$.03	$(.08)

COFFEE HOLDING CO., INC.
CONDENSED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED JULY 31, 2006 AND 2005
(Unaudited)

	2006	2005
OPERATING ACTIVITIES:
Net income	$414,854	$552,760
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	328,962	281,409
Bad debts	5,421	270,000
Deferred taxes	46,100	(77,000)
Loss from joint venture	74,611	-
Changes in operating assets and liabilities:
Due from brokers	(176,480)	(1,281,036)
Accounts receivable	86,222	(334,705)
Inventories	281,694	(1,301,542)
Prepaid expenses and other current assets	(284,662)	266,425
Accounts payable and accrued expenses	194,252	(1,977,786)
Other assets	(99,479)	-
Income taxes payable	(218,864)	(160,000)
Net cash provided by (used in) operating activities	652,631	(3,761,475)

INVESTING ACTIVITIES:
Purchases of property and equipment	(157,641)	(357,936)
Security deposits	-	(8,025)
Investment in joint ventures	(689,005)	-
Net cash (used in) investing activities	(846,646)	(365,961)

FINANCING ACTIVITIES:
Principal payments on term loan	-	(252,000)
Advances under bank line of credit	31,322,458	17,315,427
Net proceeds from IPO	-	6,436,016
Principal payments under bank line of credit	(28,823,076)	(18,672,311)
Principal payments of obligations under capital leases	(1,329)	(107,699)
Net cash provided by financing activities	2,498,053	4,719,433

NET INCREASE IN CASH	2,304,038	591,997

Cash, beginning of year	735,468	642,145

CASH, END OF PERIOD	$3,039,506	$1,234,142

SUPPLEMENTAL DISCLOSURE OF CASH FLOW DATA:
Interest paid	$36,034	$81,495
Income taxes paid	$269,784	$297,145